Exhibit 99.1

Contact:	Miles Goda
VP of Corporate Development
(206) 613-0826

WatchGuard Announces Adoption of Shareholder Rights Agreement

Seattle, Washington – May 6, 2005. WatchGuard Technologies, Inc. (Nasdaq: WGRD), a leading provider of network security solutions, today announced that its Board of Directors has adopted a shareholder rights agreement.

The action taken by the Board of Directors is designed to protect the long-term value of the shareholders’ investment in WatchGuard, to assure that all shareholders receive fair and equal treatment in the event of any proposed takeover, and to guard against partial tender offers, squeeze-outs, open market accumulations, and other coercive tactics to gain control of WatchGuard without paying all shareholders a fair control premium. WatchGuard is not currently aware of any attempts to acquire control of the company.

Until the rights issued under the rights agreement become exercisable, the rights will trade automatically with WatchGuard’s common stock and separate rights certificates will not be issued. Pursuant to the rights agreement, each right consists of an initial right and subsequent rights. Initial rights will be exercisable only if a person or group acquires 15% or more of WatchGuard’s outstanding common stock, whether through open market or private purchases, or if a person or group commences a tender offer for 15% or more of WatchGuard’s outstanding common stock. In such case, each right would entitle the holder to purchase 1/1000 of a share of a newly created series of preferred stock for payment of the exercise price. If an acquirer were to acquire 15% of WatchGuard’s outstanding common stock, each shareholder other than the acquirer would have the right to purchase a number of newly issued shares of WatchGuard’s common stock having a market value equal to two times the exercise price of the rights for payment of the exercise price (i.e. the right to purchase WatchGuard stock at a 50% discount). The Board of Directors may redeem the rights for a nominal amount ($0.001 per right) prior to the date they become exercisable or before the right to purchase securities of WatchGuard or an acquiring entity at a discount accrues, subject to extension under certain circumstances.

At or prior to WatchGuard’s 2006 annual meeting of stockholders (and in no event later than May 5, 2006), WatchGuard will submit to the shareholders who are not affiliated with management or any member of the Board of Directors (the “Independent Shareholders”) the rights agreement for ratification. Unless the majority of the votes cast by the Independent Shareholders are voted in favor of the continued existence of the rights agreement, the rights agreement and the rights issued pursuant to the rights agreement will terminate immediately after such meeting. WatchGuard has filed a current report on Form 8-K with the Securities and Exchange Commission in which the rights agreement and the rights are more fully described.

About WatchGuard Technologies, Inc.

WatchGuard is a leading provider of network security solutions for small- to mid-sized enterprises worldwide, delivering integrated products and services that are robust as well as easy to buy, deploy and manage. The company’s Firebox X line of expandable integrated security appliances is designed to be fully upgradeable as an organization grows and to deliver the industry’s best combination of security, performance, intuitive interface and value. WatchGuard Intelligent Layered Security architecture protects against emerging threats effectively and efficiently and provides the flexibility to integrate additional security functionality and services offered through WatchGuard. Every WatchGuard product comes with an initial LiveSecurity Service subscription to help customers stay on top of security with vulnerability alerts, software updates, expert security instruction and superior customer care. For more information, please call (206) 521-8340 or visit www.watchguard.com.

Certain statements in this press release, including statements about the ability of shareholders to realize the long-term value of their investment in WatchGuard, statements about the ability of all shareholders to receive fair and equal treatment in the event of any proposed takeover, statements about our ability to guard against partial tender offers, squeeze-outs, open market accumulations, and other coercive tactics to gain control of WatchGuard without paying all shareholders a fair control premium and other statements about our plans, objectives, intentions, and expectations are “forward-looking statements” within the meaning of the Securities Act of 1934, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to known and unknown risks and uncertainties and inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risk that shareholders will not realize the long-term value of their investment in WatchGuard, the risk that all shareholders will not receive fair and equal treatment in the event of any proposed takeover, the risk that we will not be able to guard against partial tender offers, squeeze-outs, open market accumulations, and other coercive tactics to gain control of WatchGuard without paying all shareholders a fair control premium as expected or at all and the other risks described under “Important Factors That May Affect Our Operating Results, Our Business and Our Stock Price” in our annual report on Form 10-K for the year ended December 31, 2004 and in our Securities and Exchange Commission filings from time to time. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release.

WatchGuard, LiveSecurity, and Firebox are either registered trademarks or trademarks of WatchGuard Technologies, Inc. or its subsidiaries in the United States and/or other countries.